Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of March 12, 2013, by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Parents”), Trinseo Materials Operating S.C.A., a company (société en commandite par actions) organized and existing under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 153586 (the “Company”), Trinseo Materials Finance, Inc., a Delaware corporation (“Trinseo Finance” and, together with the Company, the “Issuers”), the guarantors party thereto and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of January 29, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,325.0 million of 8.750% Senior Secured Notes due 2019 of the Issuers (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances parties may execute and deliver to the Trustee a supplemental indenture to which they shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Sections 9.1 and 10.5 of the Indenture, the Issuers, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parents, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to Be Bound. Subject to Section 2.3, the Guaranteeing Parents hereby become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Subject to Section 2.3, the Guaranteeing Parents agree, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

SECTION 2.3 Limitation for Irish Guarantors. The Guarantee does not apply to any liability to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of, in respect of a Guarantor incorporated under the laws of Ireland, section 60 of the Companies Act 1963 of Ireland.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

SECTION 3.2. Merger and Consolidation. The Guaranteeing Parents shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than an Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE APPLICATION OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 IS EXCLUDED.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. The Guaranteeing Parents’ Guarantees are subject to the terms and conditions set forth in the Indenture. The Guaranteeing Parents acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantees and waivers made by them pursuant to these Guarantees are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. The Guaranteeing Parents agree that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRINSEO MATERIALS OPERATING S.C.A. Société én commandité par actions 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 153.586

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

TRINSEO MATERIALS FINANCE, INC.

By:
	Name:	Ralph A. Than
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

TRINSEO S.A.
Société anonyme 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 153.549 as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

STYRON LUXCO S.A R.L.
Société á responsabilité limitée 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 153.577 Share Capital: USD 162,815,835.14 as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

TRINSEO MATERIALS S.A R.L.
Société á responsabilité limitée 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 162.639 Share Capital: USD 23,517,398.72 as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

STYRON HOLDING S.A R.L.
Société á responsabilité limitée 9A, rue Gabriel Lippmann, L-5365 Munsbach R.C.S. Luxembourg: B 153.582 Share Capital: USD 162,815,834.12 as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Authorized Signatory

[Signature Page to Supplemental Indenture]

Given the common seal of
STYRON INVESTMENT HOLDINGS IRELAND

Director

Director/~~Secretary~~

[Signature Page to Supplemental Indenture]

STYRON US HOLDING, INC., as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Treasurer

STYRON LLC, as a Guarantor

By:
	Name:	Ralph A. Than
	Title:	Treasurer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Supplemental Indenture]